Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-268575) on Form S-8 of our report dated March 28, 2022, except as to Notes 1A, 1U, 3, 9, 15, 18, and 20, as to which the date is August 2, 2022, and except as to Note 1R, as to which the date is March 27, 2023, with respect to the consolidated financial statements of Leonardo DRS, Inc., which report appears in the December 31, 2022 annual report on Form 10-K of Leonardo DRS, Inc.

/s/ KPMG LLP
McLean, Virginia
March 28, 2023